Exhibit 99.1

SCYNEXIS, Inc.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission, or SEC, on March 30, 2015, we are currently exploring the divestiture of our contract research and development services business (the “service business”). A third-party firm has been engaged and is actively assisting us in evaluating several divestiture options including a third-party sale, spin-off, management buy-out transaction, or shut-down process. We believe the divestiture of the service business is probable of occurring.

The unaudited pro forma financial information provides the financial condition and results of our operations after giving effect to a divestiture of the service business. We expect to report the service business in discontinued operations when the relevant criteria have been met, pursuant to FASB Topic 205-20, Presentation of Financial Statements—Discontinued Operations, and FASB Topic 360, Property, Plant, and Equipment. The historical financial information has been adjusted to give effect to events that are directly attributable to the divestiture of the service business based on assumptions that management believes are reasonable. The unaudited pro forma financial information excludes any costs that are associated with any restructuring events or a divestiture transaction, and no transaction gain or loss has been assumed because we cannot reasonably determine which divestiture option will be pursued. The unaudited pro forma financial information represents management’s best estimate of our financial position and results of operations that would have been obtained had a divestiture been completed as of the date or for the periods presented, but may not necessarily be indicative of or comparable to the financial position or results of operations that may be obtained in the future.

The unaudited pro forma condensed balance sheet has been prepared as of December 31, 2014, and gives effect to a divestiture of the service business as if it had occurred on that date. The unaudited pro forma condensed statements of operations have been prepared for the years ended December 31, 2014 and 2013, and give effect to a divestiture of the service business as if it had occurred as of January 1, 2013.

Historically, we have viewed and managed our operations as a single, shared group of assets and resources that we have utilized to provide contract research and development services to customers and to advance our internal research and development efforts for the discovery and development of proprietary and novel compounds. All of our activities have been conducted within a single facility, which we lease from a third-party landlord, and the majority of our property, plant, and equipment consist of leasehold improvements related to our leased facility. We manage and allocate resources to support both our contract research and development service activities, from which we have derived substantially all of our revenue, and our internal research and development activities. Our general and administrative expenses support all of our operating activities. In preparing the pro forma financial information herein, we adjusted our historical financial information to exclude all service revenue, and to exclude all expenses, assets and liabilities associated with the service business.

The unaudited pro forma financial information herein has been derived from and should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2014

(in thousands, except share amounts)

	SCYNEXIS, Inc.	Pro Forma		SCYNEXIS, Inc.
	Historical	Adjustments (a)		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$32,243	—		$32,243
Accounts receivable, net of allowance for bad debts	1,118	(1,118)		—
Unbilled services	383	(383)		—
Prepaid expenses and other current assets	992	(245)		747

Total current assets	34,736	(1,746)		32,990

Property and equipment, net of accumulated depreciation	4,835	(3,457	) (b)	1,378
Other assets	101	(66)		35

Total assets	$39,672	$(5,269)		$34,403

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$855	$(475)		$380
Accrued expenses	2,497	(1,362)		1,135
Deferred revenue, current portion	449	(192)		257

Total current liabilities	3,801	(2,029)		1,772

Deferred revenue, net of current portion	1,146	(253)		893
Deferred rent	1,294	(842	) (b)	452

Total liabilities	6,241	(3,124)		3,117

Stockholders’ equity (deficit):
Common stock, $0.001 par value, authorized 125,000,000 shares; 8,512,103 shares issued and outstanding as of December 31, 2014	8	—		8
Additional paid-in capital	150,934	—		150,934
Accumulated deficit	(117,511)	(2,145)		(119,656)

Total stockholders’ equity (deficit)	33,431	(2,145)		31,286

Total liabilities and stockholders’ equity (deficit)	$39,672	$(5,269)		$34,403

UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(in thousands, except share and per share amounts)

	SCYNEXIS, Inc.	Pro Forma		SCYNEXIS, Inc.
	Historical	Adjustments		Pro Forma
Revenue — related party	$7,288	$(7,288)		$—
Revenue	11,736	(10,480)		1,256

Total revenue	19,024	(17,768	) (c)	1,256
Cost of revenue	15,446	(15,446	) (d)	—

Gross profit (loss)	3,578	(2,322)		1,256

Operating expenses:
Research and development	8,287	—	(e)	8,287
Selling, general and administrative	7,568	(1,473	) (f)	6,095
Gain on insurance recovery	(165)	165	(g)	—

Total operating expenses	15,690	(1,308)		14,382
Loss from operations	(12,112)	(1,014)		(13,126)
Other (income) expense:
Amortization of deferred financing costs and debt discount	755	—		755
Loss on extinguishment of debt	1,389	—		1,389
Interest expense on beneficial conversion feature	—	—		—
Interest expense — related party	—	—		—
Interest expense, net	48	—		48
Derivative fair value adjustment	(10,080)	—		(10,080)
Other expense	10	—		10

Total other income	(7,878)	—		(7,878)

Loss from continuing operations	$(4,234)	$(1,014)		$(5,248)
Deemed dividend for beneficial conversion feature on Series D-2 preferred stock	(909)	—		(909)
Deemed dividend for antidilution adjustments to convertible preferred stock	(214)	—		(214)
Accretion of convertible preferred stock	(510)	—		(510)

Net loss from continuing operations attributable to common stockholders – basic	(5,867)	(1,014)		(6,881)
Derivative fair value adjustment	(10,080)	—		(10,080)

Net loss from continuing operations attributable to common stockholders – diluted	$(15,947)	$(1,014)		$(16,961)

Per share information:
Net loss per common share from continuing operations, basic	$(1.04)			$(1.22)

Net loss per common share from continuing operations, diluted	$(2.69)			$(2.86)

Weighted average shares outstanding:
Basic	5,663,311			5,663,311

Diluted	5,937,087			5,937,087

UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(in thousands, except share and per share amounts)

	SCYNEXIS, Inc. Historical	Pro Forma Adjustments		SCYNEXIS, Inc. Pro forma
Revenue — related party	$7,288	$(7,288)		$—
Revenue	9,569	(9,412)		157

Total revenue	16,857	(16,700	) (c)	157
Cost of revenue	16,305	(16,305	) (d)	—

Gross profit (loss)	552	(395)		157

Operating expenses:
Research and development	4,363	—	(e)	4,363
Selling, general and administrative	4,381	(1,801	) (f)	2,580
Gain on sale of asset	(988)	988	(g)	—

Total operating expenses	7,756	(813)		6,943

Loss from operations	(7,204)	418		(6,786)
Other expense:
Amortization of deferred financing costs and debt discount	3,485	—		3,485
Interest expense on beneficial conversion feature	10,802	—		10,802
Interest expense — related party	892	—		892
Interest expense, net	192	—		192
Derivative fair value adjustment	7,886	—		7,886

Total other expense	23,257	—		23,257

Loss from continuing operations	$(30,461)	$418		$(30,043)
Deemed dividend for beneficial conversion feature on Series D-2 preferred stock	(4,232)	—		(4,232)
Deemed dividend for antidilution adjustments to convertible preferred stock	(6,402)	—		(6,402)
Accretion of convertible preferred stock	(5,714)	—		(5,714)

Net loss from continuing operations attributable to common stockholders – basic and diluted	$(46,809)	$418		$(46,391)

Per share information:
Net loss per common share from continuing operations, basic and diluted	$(139.47)			$(138.23)

Weighted average shares outstanding:
Basic and diluted	335,612			335,612

(a)	Adjustment amounts in this column represent all assets and liabilities directly associated with operating activities of the service business. Certain assets and liabilities that benefit or are utilized across all of our operating activities were allocated using consistently applied methodologies that include employee headcount and facility square footage. See footnote (b) below for additional discussion of certain allocations.
(b)	Represents allocated property, plant, and equipment assets and deferred rent associated with the service business. All of our operating activities are conducted within a single facility that we lease from a third-party landlord, and the majority of our property, plant, and equipment consist of leasehold improvements related to our leased facility. We have allocated property, plant, and equipment assets and the deferred rent liability associated with our facility lease based on our best estimate of the relative utilization of the facility by our service business and our internal research and development operations. Relative utilization was estimated using facility square footage and direct service business operating cost information. Laboratory equipment directly associated with service business operating activities is also included in the adjustment amount herein.
(c)	Represents all revenue generated from our service business.
(d)	Represents all expenses directly associated with the generation of service business revenue.
(e)	All research and development expenses are associated with the internal research and development operating activities of SCYNEXIS, Inc. and are not part of the planned service business divestiture.
(f)	Represents allocated general and administrative expenses associated with the service business. General and administrative expenses that benefit all of our operating activities were allocated using consistently applied methodologies such as employee headcount and facility square footage.
(g)	Represents gain amounts associated with insurance recovery and asset sales attributable to the service business.